Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

           In connection with the Form 10-Q of Valley High Mining Company (the "Company") for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Hickey
John Hickey
Chief Executive Officer and President
(principal executive officer)

Date: November 22, 2010

/s/ John Hickey
John Hickey
Chief Financial Officer
(principal financial officer and principal accounting officer)

Date: November 22, 2010

A signed original of this written statement required by Section 906 has been provided to Valley High Mining Company and will be retained by Valley High Mining Company and furnished to the Securities and Exchange Commission or its staff upon request.